Exhibit 99.16(c)

CERTIFICATE OF SECRETARY

The undersigned Secretary for Aberdeen Funds (the “Trust”) hereby certifies that the Board of Trustees of the Trust duly adopted the following resolution on June 28, 2011:

RESOLVED, that the Power of Attorney, substantially in the forms presented to this Board, appointing Alan Goodson, Megan Kennedy, Gary Marshall, Andrea Melia, Jennifer Nichols and Lucia Sitar as attorneys-in-fact for the purpose of filing a Registration Statement on Form N-14 (to be used in connection with the Reorganization and Affiliated Reorganization) and any amendments thereto with the SEC for the Trust by execution of such documents on behalf of each Trustee and certain designated officers of the Trust, are hereby approved, and the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney, and the execution of such Power of Attorney by each Trustee and designated officer is hereby authorized and approved.

Dated: August 15, 2011

/s/ Megan Kennedy
Megan Kennedy
Secretary